UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  May 29, 2007

Date of earliest event reported:  May 29, 2007

NORTHWEST AIRLINES CORPORATION

(Debtor-in-Possession)

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota	55121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 29, 2007, Northwest Airlines Corporation (the “Company”) expects to provide the supplemental information contained in the slides attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) in connection with presentations to investors and analysts.

The information attached hereto as Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed ”filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the ”Exchange Act”) or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Report.

Item 8.01 Other Events

On September 14, 2005, the Company and certain of its affiliates (the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering these cases as “In re Northwest Airlines Corp., et al., Case No. 05-17930 (ALG)” (the “Bankruptcy Cases”).  On May 18, 2007, the Bankruptcy Court entered an order (Docket No. 6944) (the “Confirmation Order”) approving and confirming the Debtors’ First Amended Joint and Consolidated Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan of Reorganization”).

In connection with the Company’s reorganization and emergence from bankruptcy, the Company’s existing stock incentive plans will be terminated and all awards granted to participants under those plans will terminate.  On May 18, 2007 the Company’s Board of Directors adopted the 2007 Stock Incentive Plan (the “2007 Plan”) to become effective upon the effective date of the Company’s Plan of Reorganization. The 2007 Plan is a stock-based incentive compensation plan, under which the Compensation Committee of the Board of Directors has the authority to grant cash awards and/or the following type of equity-based awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, and/or (5) other stock-based awards, including performance-based awards. Each of these awards may be granted alone, in conjunction with, or in tandem with other awards under the 2007 Plan and/or cash awards outside the 2007 Plan. Awards may be made to any employee of the Company or its subsidiaries. The number of participants participating in the 2007 Plan will vary from year to year. The 2007 Plan imposes no limit on the number of participants, and does not specify the type or amount of awards, except that no participant may receive stock options, stock appreciation rights, restricted stock, restricted stock units and/or other stock-based awards in any calendar year for an aggregate of more than 2,000,000 shares under the 2007 Plan and no participant may receive performance-based awards not denominated in shares totaling more than $10,000,000 under the 2007 Plan. In addition, for those participants who will receive awards in connection with the Company’s emergence from bankruptcy, no additional awards may be made to such individuals, absent specified circumstances, for four years from the effective date of the Plan of Reorganization. Each award will be evidenced by a notice of award or other similar writing, which will specify the terms of the award, as determined by the Compensation Committee in its discretion, subject to the limitations of the 2007 Plan. The aggregate number of shares of common stock of the reorganized Company (the “Common Stock”) available for issuance under the 2007 Plan is 21,333,248, as may be adjusted for any stock dividend, stock split, recapitalization, reorganization, merger or other subdivision or combination of the Common Stock. The 2007 Plan is attached hereto as Exhibit 99.2 and the form of award agreements to be used in documenting awards granted pursuant to the 2007 Plan are attached hereto as Exhibits 99.3, 99.4, 99.5 and 99.6.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Supplemental Information

99.2	Northwest Airlines Corporation 2007 Stock Incentive Plan

99.3	Form of Restricted Stock Unit Award

99.4	Form of Restricted Stock Unit Award Settled in Cash

99.5	Form of Non-Qualified Stock Option Agreement

99.6	Form of Stock Appreciation Right

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated:  May 29, 2007